                                                                    Exhibit 99.1

                               ARTHUR ANDERSEN LLP




                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders of Black Box Corporation:

We have audited the accompanying consolidated balance sheets of Black Box Corporation (a Delaware corporation and the "Company") and subsidiaries as of March 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Black Box Corporation and subsidiaries as of March 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 1998, in conformity with generally accepted accounting principles.

                                            /s/ ARTHUR ANDERSEN LLP


                                            -----------------------------------
                                            Arthur Andersen LLP

Pittsburgh, Pennsylvania
April 28, 1999

BLACK BOX CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 YEAR ENDED MARCH 31,
                                                                 --------------------
                                                           1996           1997           1998
                                                           ----           ----           ----
Revenues                                                 $206,222       $246,413       $299,276
  Cost of sales                                            95,733        117,698        151,441
------------------------------------------------- ---------------- -------------- --------------
Gross profit                                              110,489        128,715        147,835
  SG&A expense                                             68,454         78,624         88,137
  Intangibles amortization                                  3,620          3,854          3,801
------------------------------------------------- ---------------- -------------- --------------
Operating income                                           38,415         46,237         55,897
  Interest expense, net                                     5,763          3,654          2,636
  Other expense (income), net                                (390)           164           (415)
------------------------------------------------- ---------------- -------------- --------------
Income from continuing operations
  before income taxes                                      33,042         42,419         53,676
Provision for income taxes                                 14,345         17,627         21,272
------------------------------------------------- ---------------- -------------- --------------
Net income                                                $18,697        $24,792        $32,404
------------------------------------------------- ---------------- -------------- --------------
Basic earnings per common share                             $1.13          $1.47          $1.89
Diluted earnings per common share                           $1.10          $1.40          $1.79
------------------------------------------------- ---------------- -------------- --------------
Weighted average common shares                             16,603         16,883         17,168
Weighted average common and common
  equivalent shares                                        17,052         17,760         18,084
------------------------------------------------- ---------------- -------------- --------------


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

BLACK BOX CORPORATION
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)



                                                                                     MARCH 31,
                                                                                     ---------
                                                                                  1997           1998
                                                                                  ----           ----
ASSETS
Current assets
  Cash and cash equivalents                                                        1,725        $11,166
  Accounts receivable, net of allowance for doubtful
  accounts of $2,499 and $2,655, respectively                                     45,894         50,419
Inventories, net                                                                  30,666         32,283
Prepaid catalog expenses                                                           5,332          5,845
Other current assets                                                               3,097          4,418
----------------------------------------------------------------------- ----------------- --------------
Total current assets                                                              86,714        104,131
Property, plant and equipment                                                     13,647         13,548
Intangibles, net                                                                  75,955         72,164
Other assets                                                                         510            440
----------------------------------------------------------------------- ----------------- --------------
Total assets                                                                    $176,826       $190,283
----------------------------------------------------------------------- ----------------- --------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current debt                                                                    $8,470          8,705
  Accounts payable                                                                20,930         15,815
  Accrued compensation and benefits                                                5,928          6,214
  Other accrued expenses                                                           6,173          6,665
  Accrued income taxes                                                             5,849          3,387
----------------------------------------------------------------------- ----------------- --------------
Total current liabilities                                                         47,350         40,786
Long-term debt                                                                    21,280          8,189
Other liabilities, primarily deferred taxes                                       12,237         11,060
Stockholders' equity
  Preferred stock authorized 5,000,000; par value
    $1.00; none issued and outstanding
  Common stock authorized 40,000,000; par value
    $.001; issued and outstanding 16,986,593 and
    17,233,021, respectively                                                          17             17
  Additional paid-in capital                                                      30,010         34,117
  Retaining earnings                                                              68,551        101,533
  Cumulative foreign currency translation                                         (2,154)        (3,619)
  Dividend declared to former shareholders
    prior to merger                                                                 (465)        (1,800)
----------------------------------------------------------------------- ----------------- --------------
Total stockholders' equity                                                        95,959        130,248
----------------------------------------------------------------------- ----------------- --------------
Total liabilities and stockholders' equity                                      $176,826       $190,283
----------------------------------------------------------------------- ----------------- --------------

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

BLACK BOX CORPORATION
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)



                                           Common Stock          Additional
                                         ---------------           Paid-in     Retained    Translation     Dividend
                                        Shares        Amount       Capital     Earnings    Adjustment      Declared       Total
-------------------------------------------------------------------------------------------------------------------------------

 BALANCE AT MARCH 31, 1995                16,529,468     $17         $23,281     $25,062           $(2)         (131)       $48,227
Net income                                                                        18,697                                     18,697
Exercise of options                          240,697                   2,057                                                  2,057
Tax benefit from exercised options                                       678                                                    678
Dividends declared to former
   shareholders prior to merger                                                                                 (187)          (187)
Foreign currency translation
  Adjustment                                                                                      (986)                        (986)
--------------------------------------- ------------- ---------- ------------ ----------- -------------- ------------- -------------
BALANCE AT MARCH 31, 1996                 16,770,165      17          26,016      43,759          (988)         (318)        68,486
Net income                                                                        24,792                                     24,792
Exercise of options                          216,428                   2,474                                                  2,474
Tax benefit from exercised options                                     1,520                                                  1,520
Dividends declared to former
  shareholders prior to merger                                                                                  (147)          (147)
Foreign currency translation
  adjustment                                                                                    (1,166)                      (1,166)
--------------------------------------- ------------- ---------- ------------ ----------- -------------- ------------- -------------
BALANCE AT MARCH 31, 1997                 16,986,593      17          30,010      68,551        (2,154)         (465)        95,959
Net income                                                                        32,404                                     32,404
Contribution from merger                                                 261         578                                        839
Issuance of common stock                      68,115
Exercise of options                          178,313                   2,038                                                  2,038
Tax benefit from exercised options                                     1,808                                                  1,808
Dividends declared to former
  shareholders prior to merger                                                                                (1,335)        (1,335)
Foreign currency translation
   adjustments                                                                                  (1,465)                      (1,465)
--------------------------------------- ------------- ---------- ------------ ----------- -------------- ------------- -------------
BALANCE AT MARCH 31, 1998                 17,233,021     $17         $34,117    $101,533       $(3,619)      $(1,800)      $130,248
--------------------------------------- ------------- ---------- ------------ ----------- -------------- ------------- -------------

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

BLACK BOX CORPORATION
Consolidated Statements Of Cash Flows
(In thousands)

                                                                                Year Ended March 31,
                                                                        --------------------------------------
                                                                       1996             1997             1998
      ----------------------------------------------------------- ---------------- --------------- ----------------
      CASH FLOWS FROM OPERATING ACTIVITIES
        Net income                                                        $18,697         $24,792          $32,404
        Adjustments to reconcile net income to cash
        provided by operating activities
        Depreciation and amortization                                       6,183           6,356            6,446
        All other                                                            (109)             99              151
      Changes in working capital items
        Accounts receivable, net                                           (5,629)         (8,925)          (4,023)
        Inventories, net                                                   (1,581)        (11,047)          (1,576)
        Other assets                                                       (1,768)           (504)          (1,772)
        Accounts payable                                                    4,032           7,332           (5,176)
        Accrued compensation and benefits                                   1,062           1,233              286
        Accrued expenses                                                     (775)             83              376
        Accrued income taxes                                               (1,072)          2,906           (1,722)
      ----------------------------------------------------------- ---------------- --------------- ----------------
      Cash provided by operating activities                                19,040          22,325           25,394
      ----------------------------------------------------------- ---------------- --------------- ----------------
      CASH FLOWS FROM INVESTING ACTIVITIES
        Capital expenditures                                               (2,720)         (2,993)          (2,495)
        ATIMCO merger                                                          --              --              160
        Acquisition of joint venture                                           --            (934)              --
      ----------------------------------------------------------- ---------------- --------------- ----------------
        Cash used in investing activities                                  (2,720)         (3,927)          (2,335)
      ----------------------------------------------------------- ---------------- --------------- ----------------
      CASH FLOWS FROM FINANCING ACTIVITIES
        Repayment of borrowings                                           (51,405)        (68,410)         (94,196)
        Proceeds from borrowings                                           33,663          48,384           81,340
        Proceeds from the exercise of options                               2,057           2,474            2,038
        Dividends paid to former shareholders
            prior to merger                                                  (187)           (147)          (1,335)
      ----------------------------------------------------------- ---------------- --------------- ----------------
        Cash used in financing activities                                 (15,872)        (17,699)         (12,153)
      ----------------------------------------------------------- ---------------- --------------- ----------------
        Foreign currency exchange impact on cash                             (955)         (1,244)          (1,465)
      ----------------------------------------------------------- ---------------- --------------- ----------------
        (Decrease) increase in cash and cash equivalents                     (507)           (545)           9,441
        Cash and cash equivalents at beginning of year                      2,777           2,270            1,725
      ----------------------------------------------------------- ---------------- --------------- ----------------
        Cash and cash equivalents at end of year                           $2,270          $1,725          $11,166
      ----------------------------------------------------------- ---------------- --------------- ----------------
        Interest paid                                                      $6,470          $3,671           $2,758
      ----------------------------------------------------------- ---------------- --------------- ----------------
        Income taxes paid                                                 $14,495         $13,315          $16,181
      ----------------------------------------------------------- ---------------- --------------- ----------------

See Notes To Consolidated Financial Statements

BLACK BOX CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts In Thousands, Except Per Share Amounts)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS: Black Box Corporation is a leading worldwide direct marketer and technical service provider of computer communications and networking equipment and services to businesses of all sizes, operating in 77 countries throughout the world.

FISCAL YEARS AND INTERIM PERIODS: Prior to the fiscal year ended March 31, 1998, the Company followed a 52 or 53 week fiscal year that ended on the Sunday nearest March 31. Each fiscal quarter consisted of 13 weeks, and the last quarter was adjusted for those years having 53 weeks. For fiscal years ended March 31, 1998 and after, the Company changed the fiscal year end to March 31. The first three quarters consisted of 13 weeks, and the fourth quarter was adjusted to end on March 31. The ending dates for the years ended March 31, 1998, 1997 and 1996 were actually March 31, 1998, March 30, 1997 and March 31, 1996, respectively. For simplicity, March 31 is used for all year end references.

PRINCIPLES OF CONSOLIDATION: The accompanying consolidated financial statements include the accounts of Black Box Corporation and its wholly-owned and majority-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

CASH EQUIVALENTS: The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying amount approximates fair value because of the short maturity of those instruments.

INVENTORIES: Inventories are stated at the lower of cost (first-in, first-out method) or market. The net inventory balances at March 31 are as follows:

     ------------------------------------------------ ------------ -------------
                                                           1997         1998
     ------------------------------------------------ ------------ -------------
     Raw materials                                        $ 2,152       $ 1,654
     Work-in-process                                           28            41
     Finished goods                                        30,096        33,442
     Inventory reserve                                    (1,610)       (2,854)
     ------------------------------------------------ ------------ -------------
     Inventory, net                                      $ 30,666      $ 32,283
     ------------------------------------------------ ------------ -------------

PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets. The useful life for buildings and improvements is 30 years and for machinery and equipment is three to seven years. Maintenance and minor repair costs are charged to expense as incurred. Major replacements or betterment's are capitalized. When items are sold, retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and, if applicable, a gain or loss is recorded. Property, plant and equipment balances, net of accumulated depreciation, at March 31 are as follows:

                                                                1997              1998
----------------------------------------------------------------------------------------
Land                                                         $  1,962           $  1,962
Building and improvements                                       9,829             10,143
Machinery and equipment                                        14,083             16,250
----------------------------------------------------------------------------------------
                                                               25,874             28,355
Accumulated depreciation                                      (12,227)           (14,807)
----------------------------------------------------------------------------------------
Property, plant and equipment, net                           $ 13,647           $ 13,548
----------------------------------------------------------------------------------------

INTANGIBLES: Intangibles include the reorganization value in excess of amounts allocable to identifiable assets (the portion of the reorganization value which could not be attributed to specific, tangible or identifiable intangible assets), goodwill (the excess of the purchase cost over the fair value of the assets acquired) and tradename and trademarks. These intangibles are amortized over 20, 30 to 40, and 40 years, respectively. The intangible assets and Associated Accumulated Amortization at March 31 Are As Follows:

                                                                      1997         1998
------------------------------------------------------------------------------------------
Reorganization value in excess of amounts
allocable to identifiable assets, less
accumulated amortization of $16,096 and
$18,880, respectively                                                $40,978      $38,194
------------------------------------------------------------------------------------------
Goodwill, less accumulated amortization
  of $422 and $527, respectively                                       3,682        3,577
------------------------------------------------------------------------------------------
Tradename and trademarks, less
accumulated amortization of $4,647
and $5,549, respectively                                              31,295       30,393
------------------------------------------------------------------------------------------
Intangibles, net                                                     $75,955      $72,164
==========================================================================================


The Company evaluates the recoverability of intangible assets, including goodwill, at each balance sheet date based on forecasted future operations, undiscounted cash flows and other significant criteria. Based upon the available data, management believes that the carrying amount of these intangible assets will be realized over their respective remaining amortization periods.

INCOME TAXES: Deferred income taxes are recognized for all temporary differences between the tax and financial bases of the Company's assets and liabilities, using the enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

FOREIGN CURRENCY TRANSLATION: The financial statements of the Company's foreign subsidiaries, except for the subsidiaries located in Brazil and Mexico, are recorded in the local currency which is the functional currency. Accordingly, assets and liabilities of these subsidiaries are translated using prevailing exchange rates at the appropriate balance sheet date and revenues and expenses are translated using an average monthly exchange rate. Translation adjustments resulting from this process are recorded as a separate component of "Stockholders' Equity" and will be included in income upon sale or liquidation of the foreign investment. Gains and losses from transactions denominated in a currency other than the functional currency are included in net earnings. For the subsidiaries located in Brazil and Mexico, the U.S. dollar is the functional currency, hence a combination of current and historical rates is used in translating assets and liabilities and the related exchange adjustments are included in net earnings.

RISK MANAGEMENT AND FINANCIAL DERIVATIVES: The Company has operations, customers and suppliers worldwide, thereby exposing the Company's financial results to foreign currency fluctuations. In an effort to reduce this risk, the Company generally sells and purchases inventory based on prices denominated in U.S. dollars. Intercompany sales to all subsidiaries except Brazil and Mexico are denominated in the subsidiaries local currency. Intercompany sales to the subsidiaries in Brazil and Mexico are denominated in U.S. dollars. The gains and losses resulting from the revaluation of the intercompany balances denominated in foreign currencies is recorded to gross profit to the extent the intercompany transaction resulted from an intercompany sale of inventory.

The Company has entered and will continue in the future, on a selective basis, to enter into forward exchange contracts to reduce the foreign currency exposure related to these intercompany transactions. These contracts have a term of 12 months or less and are with a major commercial bank. Accordingly, the Company expects the counterparty to the contracts to meet its obligations. On a monthly basis, the open contracts are revalued to the current exchange rates, and the resulting gains and losses are recorded in other income. These gains and losses offset the revaluation of the related foreign currency denominated receivables. At March 31, 1998, the Company did not have any open forward exchange contracts. During Fiscal 1998, the net impact from revaluing forward contracts was not material.

The Company does not hold or issue any other financial derivative instruments nor does it engage in speculative trading of financial derivatives.


EARNINGS PER SHARE: Basic earnings per common share were computed based on the weighted average number of common shares issued and outstanding, during the relevant periods. Diluted earnings per common share were computed under the treasury stock method based on the weighted average number of common shares issued and outstanding, plus additional shares assumed to be outstanding to reflect the dilutive effect of common stock equivalents, less the number of shares assumed to be repurchased with the tax savings resulting from compensation expense of exercisable options.

USE OF ESTIMATES: The preparation of financial statements in accordance with generally accepted accounting standards requires management to make estimates and assumptions. These estimates and assumptions affect the amounts reported in the accompanying financial statements. Actual results could differ from those amounts.

NOTE 2: CHANGES IN BUSINESS

ACQUISITIONS AND NEW SUBSIDIARIES: In January 1998, the Company acquired through merger 100% of ATIMCO, a privately-held company that provides network design and installation services, premise cabling and related products. The acquisition was accounted for as a pooling of interests. The Company issued 68,115 shares of common stock in the transaction, which was accounted for by a pooling of interests. ATIMCO's revenues in Fiscal 1998 were $3,200. ATIMCO's results of operations are not considered material to the Company, and, as such, prior periods have not been restated.

In March 1997, the Company purchased the remaining 50 percent of its joint venture operation in Australia, Black Box Catalog Australia Pty. Ltd. ("Black Box Australia"). The purchase price was $1,100 of which the majority, $766, was allocated to goodwill. The Company has consolidated the results of operations for Black Box Australia as of the beginning of Fiscal 1997. The operations and financial position of Black Box Australia are not material to either the consolidated financial position or results of operations of the Company and therefore, no pro forma information has been provided.

In May 1995, the Company established a new wholly-owned subsidiary in Mexico City, Mexico, Black Box de Mexico, S.A. de C.V. ("Black Box Mexico").

In December 1994, the Company established a new majority-owned subsidiary in Sao Paulo, Brazil, Black Box do Brazil Industria e Comercia Ltda. ("Black Box Brazil"). The ownership agreement provides the Company with the option beginning in October 1997 and ending in September 1999 to purchase the minority shareholders' shares based on a defined price calculation. If the Company does not exercise its option prior to September 1999, the Company is required to purchase the minority shareholders' shares in October 1999 based on a defined price calculation. The minority shareholders are restricted from competing with Black Box Brazil for a period of two years after having any affiliation with Black Box Brazil. One of the minority shareholders is Michael E. Barker, a member of the Board of Directors of the Company. In November 1997, the Company exercised its option to repurchase the minority interest under the agreement. Mr. Barker has objected to the valuation of his interest and the matter is currently in arbitration.

DISCONTINUED OPERATIONS AND DISPOSALS: On June 3, 1994, the Company distributed all of the outstanding shares of MICOM Communications Corp. ("MICOM") common stock to all holders of the Company's outstanding common stock who held shares on May 20, 1994, the record date of distribution.

Note 3: Indebtedness

Long-term debt at March 31 is as follows:

                                    1997         1998
-------------------------------------------------------
Revolving credit                   $ 5,100      $    --
Notes                               24,000       16,000
Other debt                             650          894
-------------------------------------------------------
                                    29,750       16,894
Less current portion                (8,470)      (8,705)
-------------------------------------------------------
Long-term debt                     $21,280      $ 8,189
=======================================================


In May 1994, Black Box Corporation of Pennsylvania, a domestic operating subsidiary of the Company entered into a Revolving Credit Agreement with Mellon Bank, N.A. ("Mellon") for the purpose of refinancing the then existing revolving credit agreement and to provide additional working capital. On April 1, 1996, this agreement was amended to extend the term and modify the interest rate options. The current agreement, as amended, provides for a maximum borrowing of $40,000 through March 31, 1999. Interest on borrowings is variable based on the Company's option of selecting the bank's prime rate (8-1/2 percent at

March 31, 1998), the Euro-dollar rate plus an applicable margin, as defined in the agreement or Mellon's Automated Borrowing Services ("ABS") rate plus an applicable margin, as defined in the agreement. The applicable margin added to the Euro-dollar rate and Mellon's ABS rate is adjusted each quarter based on the cash flow ratio, as defined in the agreement and can vary from 2 percent to 3/4 percent (3/4 percent at March 31, 1998). The agreement requires the Company to pay an annual commitment fee of 3/8 percent on the daily unborrowed portion of the total commitment. The agreement is unsecured; however, all borrowings are guaranteed by the Company, as parent. The agreement contains restrictive covenants which relate to levels of dividend payments and capital expenditures and various financial ratios. The Company is in compliance with these covenants.

In May 1994, the domestic subsidiary of the Company entered into a $40,000, five year Senior Note Agreement with certain financial institution parties for the purpose of refinancing a portion of the existing notes outstanding. The Senior Notes are payable in five equal installments of $8,000 per year starting in May 1995 and ending in May 1999. Interest on the notes is fixed at 8.81 percent and prepayments are permitted subject to the payment of a yield-maintenance amount, as defined in the agreement. The agreement is unsecured; however, all borrowings are guaranteed by the Company, as parent. The agreement contains restrictive covenants which relate to levels of dividend payments and capital expenditures and various financial ratios. The Company is in compliance with these covenants.

Other debt is composed of various bank, industrial revenue and third party loans secured by specific pieces of equipment and real property. Interest on these loans are fixed and range from 3 to 5 percent. The due dates occur at various times through May 2000.

At March 31, 1998, the Company had $990 of letters of credit outstanding.

The aggregated amount of the minimum principal payments for each of the five fiscal years subsequent to March 31, 1998 for all long-term indebtedness is as follows: 1999-$8,705; 2000-$8,186; 2001-$3; 2002-$0; 2003-$0.

The fair value of the Company's debt at March 31, 1998 approximates the carrying value. The fair value is based on management's estimate of current rates available to the Company for similar debt with the same remaining maturity.

NOTE 4: INCOME TAXES

The domestic and foreign components of pretax income from continuing operations for the years ended March 31 are as follows:

                      1996           1997           1998
---------------------------------------------------------
Domestic            $25,060        $31,334        $40,280
Foreign               7,982         11,085         13,396
---------------------------------------------------------
Consolidated        $33,042        $42,419        $53,676
=========================================================

The provision for income tax charged to continuing operations for the years ended March 31 consists of the following:

                                     1996           1997             1998
---------------------------------------------------------------------------
Current: Federal                  $  6,692        $  9,507         $  9,706
State                                1,025           1,158              856
Foreign                              4,713           7,078            7,612
---------------------------------------------------------------------------
Total current                       12,430          17,743           18,174
---------------------------------------------------------------------------
Deferred                             1,915            (116)           3,098
---------------------------------------------------------------------------
Provision for income taxes        $ 14,345        $ 17,627         $ 21,272
===========================================================================

Reconciliations between income taxes from continuing operations computed using the federal statutory income tax rate and the Company's effective tax rate for the years ended March 31 are as follows:

                                                    1996         1997          1998
--------------------------------------------------------------------------------------
Federal statutory tax rate                          35.0%        35.0%         35.0%
Foreign taxes, net of foreign tax credits            5.9          0.6           2.8
Amortization of intangibles                          2.9          2.3           1.9
State income taxes, net of federal benefit           2.3          2.0           1.6
Other, net                                          (2.7)         1.7          (1.7)
--------------------------------------------------------------------------------------
Effective tax rate                                  43.4%        41.6%         39.6%
======================================================================================


The components of deferred tax (liabilities) assets included in "Other Liabilities" at March 31 are as follows:

                                                                                         1997             1998
                                                                                      ---------        ---------
                    Tradename and trademarks                                          $ (10,941)       $ (10,627)
                    State taxes                                                          (3,450)          (1,283)
                    Unremitted earnings of Japanese subsidiary                           (2,917)          (3,551)
                    Basis of fixed assets                                                  (916)            (961)
                    Other                                                                (3,425)          (4,790)
                    ----------------------------------------------------------------- ---------------- ----------
                    Gross deferred tax liabilities                                      (21,649)         (21,212)
                    Net operating losses and foreign tax credit carryforwards
                                                                                          6,821            7,430
                    Other                                                                 2,996            3,014
                    ----------------------------------------------------------------- ---------------- ----------
                    Gross deferred tax assets                                             9,817           10,444
                    ----------------------------------------------------------------- ---------------- ----------
                    Net deferred tax liabilities                                      $ (11,832)       $ (10,768)
                    ----------------------------------------------------------------- ---------------- ----------

At March 31, 1998, the Company had $45,090 of net operating loss carryforwards and $39,993 of alternative minimum tax loss carryforwards. As a result of the Company's reorganization in 1992 and concurrent ownership change, Section 382 of the Internal Revenue Code limits the amount of net operating losses available to the Company to approximately $600 per year. The carryforwards expire in the fiscal years 2004 through 2007; however, due to the limitation stated above, the Company expects to utilize only the unrestricted portion of the operating loss carryforwards, prior to expiration.

In general, except for certain earnings in Japan, it is management's intention to reinvest undistributed earnings of foreign subsidiaries, which aggregate approximately $13,000 based on exchange rates at March 31, 1998.

However, from time to time, the foreign subsidiaries declare dividends to the U.S. parent, at which time the appropriate amount of tax is determined. Also, additional taxes could be necessary if foreign earnings were lent to the parent or if the Company should sell its stock in the subsidiaries. It is not practicable to estimate the amount of additional tax that might be payable on undistributed foreign earnings.

Three companies that were acquired in Fiscal 1999 and whose results are reflected in this report under pooling of interests accounting were Subchapter S Corporations. As such, the earnings of the three companies were not subject to US Corporation Income Taxes. Pro forma tax information is not presented because it is not material.


Note 5: Commitments and Contingencies

The Company leases certain equipment under noncancelable operating lease agreements, which contain provisions for certain rental adjustments as well as renewal options. Rent expense under these operating leases for the years ended March 31, 1998, 1997 and 1996 was $916, $913, and $972, respectively. At March 31, 1998, the minimum lease commitments for the next five years are as follows:
1999-$919; 2000-$759; 2001-$22; 2002-$11; 2003-$0.

The Company is involved in, or has pending, various legal proceedings, claims, suits and complaints arising out of the normal course of business. Based on the facts currently available to the Company, management believes all such matters are adequately provided for, covered by insurance, are without merit, or are of such amounts which upon resolution will not have a material adverse effect on the consolidated financial position or the results of operations of the Company.

Note 6: Related Party Transactions

For a portion of Fiscal 1996, the Company had a services agreement with Odyssey Investors, Inc. ("Odyssey Investors"), a related party to the Company's former majority stockholder, which provided for an annual service fee. One-half of this service fee was paid to Odyssey Investors and one-half to Michael E. Barker, a member of the Board of Directors of the Company. For the year ended March 31, 1996, the Company expensed $113 under the agreement. In addition, Odyssey Investors was entitled to reimbursement of certain expenses incurred on behalf of the Company. For the year ended March 31, 1996, the Company paid, in the normal course of business, fees and expenses of $152. This agreement expired on December 22, 1995. No fees or expenses were paid to these parties in Fiscal 1997 and 1998. See Note 2 for other related party information.

Note 7: Incentive Compensation Plans

PERFORMANCE BONUS: The Company has a variable compensation plan covering substantially all employees. This plan provides for the payment of a bonus based on certain annual performance targets. All payments are subject to approval by the Board of Directors upon the completion of the annual audit. In addition, the Company had an incentive compensation plan which covered certain key employees. Amounts paid under this plan were based on the attainment of certain operating targets over a three year period ending March 31, 1998. The amounts expensed under the variable and incentive compensation plans for the years ended March 31, 1996, 1997 and 1998 were $2,134, $2,954, and $2,084, respectively.

PROFIT SHARING AND SAVINGS PLAN: The Company has a Profit Sharing and Savings Plan ("Plan") which qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code covering only U.S. employees. Under the Plan, participants are permitted to make contributions of up to 12 percent of their compensation, as defined. The Company matches 25 percent of the participant's contributions and increases its matching contribution percentage if the Company achieves specific revenue and profit targets established at the beginning of each fiscal year. The total Company contribution for the years ended March 31, 1996, 1997 and 1998 was $437, $505, and $523, respectively.

STOCK OPTION PLANS: The Company has two stock option plans, the 1992 Stock Option Plan, as amended (the "Employee Plan"), and the 1992 Directors Stock Option Plan, as amended (the "Directors Plan"). The Employee Plan authorizes the issuance of options and stock appreciation rights ("SARs") up to 3,200 shares of Common Stock. Options are issued by the Board of Directors or Board Committee to key employees of the Company and generally become exercisable in equal amounts over a three year period. A portion of these options are held by MICOM employees as the options were granted prior to the spin-off of MICOM. Option prices are equal to the fair market value of the stock on the date of the grant and have been adjusted to reflect the effect of the MICOM distribution on June 3, 1994. No SARs have been issued.

The Directors Plan authorizes the issuance of options and SARs up to 75 shares of Common Stock. Options are issued by the Board of Directors or Board Committee and become exercisable in equal amounts over a three year period. Option prices are equal to the fair market value of the stock on the date of the grant and have been adjusted to reflect the effect of the MICOM distribution on June 3, 1994. No SARs have been issued. The following is a summary of the Company's stock option plans for years ended March 31:


                                           1996                             1997                             1998
                                           ----                             ----                             ----
                                          WEIGHTED                         WEIGHTED                         WEIGHTED
                                           AVERAGE                          AVERAGE                          AVERAGE
                                          EXERCISE                         EXERCISE                         EXERCISE
                                   SHARES           PRICE           SHARES           PRICE           SHARES           PRICE
                                   ------           -----           ------           -----           ------           -----
   Outstanding, beginning
     of the year                    1,305          $  9.34           1,754          $ 11.96           1,750          $ 14.11
   Granted                            807            15.29             400            23.38           1,047            28.73
   Exercised                         (239)            8.42            (214)           11.47            (178)           11.43
   Forfeited                         (119)           12.96            (190)           16.70             (96)           19.43
   ---------                      -------          -------         -------          -------         -------          -------
   Outstanding, end of
     the year                       1,754          $ 11.96           1,750          $ 14.11           2,523          $ 20.17
   Exercisable, end of year           511          $  9.04             822          $ 10.54           1,119          $ 12.32

   Weighted average fair
   value of options granted
   during the year
                                                   $  7.77                          $ 11.89                          $ 14.92
                                                   =======                          =======                          =======

The following table summarizes information about the stock options outstanding at March 31, 1998:

                                                  OPTIONS OUTSTANDING        OPTIONS EXERCISABLE
                                             ---------------------------- ------------------------------
                                              WEIGHTED
                                               AVERAGE         WEIGHTED                       WEIGHTED
RANGE OF                                      REMAINING        AVERAGE                        AVERAGE
EXERCISE                 NUMBER              CONTRACTUAL       EXERCISE      NUMBER           EXERCISE
PRICES                   OUTSTANDING            LIFE            PRICE      EXERCISABLE         PRICE
------------------------ ------------------- -------------- ------------- ---------------   -------------
$7.77                             73         4.7 years           $ 7.77             73          $  7.77
$8.92 - $9.35                     90         5.5 years             9.35             90             9.35
$9.78 - $13.06                   555         6.3 years            10.07            555            10.07
$13.65 - $15.75                  482         7.2 years            15.03            314            15.01
$20.50 - $24.75                  474         8.6 years            22.80             87            23.85
$30.25 - $35.19                  849         9.7 years            30.43             --               --
------------------------ ------------------- -------------- ------------- ---------------   -------------
$7.77  - $35.19                2,523         8.0 years           $20.17          1,119          $ 12.32
------------------------ ------------------- -------------- ------------- ---------------   -------------


The Company continues to apply APB Opinion No. 25 in accounting for stock-based compensation. To-date, all stock options have been issued at market value; accordingly, no compensation cost has been recognized. Had the Company elected to recognize compensation cost based on the fair value basis under SFAS No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts for the years ended March 31:

                                                1997               1998
------------------------------------------------------------------------
Net income                 As reported        $24,792            $32,404
                             Pro forma         23,521             30,059
Earnings per share         As reported        $  1.40            $  1.79
                            Pro forma            1.32               1.66
------------------------------------------------------------------------

The fair value of each option grant is estimated on the date of grant using the Black-Scholes options pricing model with the following assumptions for the years ending March 31:

----------------------------------------------------------
                                   1997              1998
----------------------------------------------------------
Expected life (in years)            7.0               7.3
Risk free interest rate             6.6%              5.7%
Volatility                           35%               50%
Dividend yield                       --                --
=========================================================

NOTE 8:  EARNINGS PER SHARE

Basic earnings per common share were computed based on the weighted average number of common shares issued and outstanding during the relevant periods. Diluted earnings per common share were computed under the treasury stock method based on the weighted average number of common shares issued and outstanding, plus additional shares assumed to be outstanding to reflect the dilutive effect of common stock equivalents, less the number of shares assumed to be repurchased with the tax savings resulting from compensation expense of exercisable options. The following table details this calculation:

                                                                                       YEAR ENDED MARCH 31,
                                                                        ---------------------------------------------
                                                                              1996           1997           1998
                                                                        ---------------------------------------------
              Net income for earnings per share computation                 $ 18,697       $ 24,792       $ 32,404
              Basic earnings per common share:
                 Weighted average common shares                               16,603         16,883         17,168
                 Basic earnings per common share                            $   1.13       $   1.47       $   1.89
              --------------------------------------------------------- -------------- -------------- ---------------
              Diluted earnings per common share:
                 Weighted average common shares                             $ 16,603         16,883         17,168
                 Shares issuable from assumed conversion of
                     Common stock equivalents                                    556            998          1,049
                 Shares buyable with tax savings from
                    Compensation expense of exercised options                   (107)          (121)          (133)
              --------------------------------------------------------- -------------- -------------- ---------------
                Weighted average common and common
                     Equivalent shares                                        17,052         17,760         18,084
                Diluted earnings per common share                           $   1.10       $   1.40       $   1.79
              ===================================                           ========       ========       ========

NOTE 9: SEGMENT INFORMATION

The Company operates in one industry segment as a direct marketer and technical service provider of computer communications and networking equipment and services to businesses of all sizes. Geographic segment information for the years ended March 31 is as follows:


                                                                                         CORPORATE AND
                                     UNITED                                              INTERCOMPANY
                                     STATES          EUROPE             OTHER             ELIMINATIONS        CONSOLIDATED
    ---------------------------- --------------- ---------------- ------------------- ------------------- -------------------
    1996
    Revenues                           $154,433        $48,761          $28,495             $(25,467)             $206,222
    Operating income (1)                 32,312          5,174            2,715               (1,786)               38,415
    Identifiable assets                 131,935         30,132           16,257              (19,574)              158,750
    ---------------------------- --------------- ---------------- ------------------- ------------------- -------------------
    1997
    Revenue                            $178,597        $58,488          $46,685             $(37,357)             $246,413
    Operating income (1)                 36,420          5,781            6,358               (2,322)               46,237
    Identifiable assets                 155,011         28,146           25,164              (31,495)              176,826
    ---------------------------- --------------- ---------------- ------------------- ------------------- -------------------
    1998
    Revenues                           $217,495        $69,576          $59,307             $(47,102)             $299,276
    Operating income (1)                 43,873          6,153            7,564               (1,693)               55,897
    Identifiable assets                 170,077         33,089           26,114              (38,997)              190,283
    ---------------------------- --------------- ---------------- ------------------- ------------------- -------------------

(1) The amount presented represents local operating income which differs from the internal measurement used by the Company. Internally, intercompany profits generated in the US are allocated back to the location which records the third-party sale.

NOTE 10: QUARTERLY DATA (UNAUDITED)

                                 FIRST             SECOND              THIRD              FOURTH
                                QUARTER            QUARTER            QUARTER             QUARTER              YEAR
      ---------------------------------------------------------------------------------------------------------------
      FISCAL 1997
      Revenues                 $57,352            $ 60,476           $ 62,153            $ 66,432            $246,413
      Gross profit              30,245              31,862             32,403              34,205             128,715
      Net income                 5,329               5,949              6,234               7,280              24,792
      Basic earnings per
       common share               0.32                0.35               0.37                0.43                1.47
      Diluted earnings per
       common share               0.31                0.34               0.35                0.41          (1)   1.40
      ----------------------------------------------------------------------------------------------------------------
      FISCAL 1998
      Revenues                 $69,269             $74,596           $ 74,206            $ 81,205            $299,276
      Gross Profit              34,820              36,834             37,026              39,155             147,835
      Net income                 7,193               7,951              8,107               9,153              32,404
      Basic earnings per
       common share               0.42                0.46               0.47                0.53                1.89
      Diluted earnings per
       common share               0.40                0.44               0.45                0.51          (1)   1.79
      ----------------------------------------------------------------------------------------------------------------

(1) Earnings per share for the year is less than the sum of the quarterly earnings per share due to the change in shares each quarter.

NOTE 11: SUBSEQUENT EVENT (UNAUDITED)

         During fiscal year 1999, the Company completed four business combinations accounted for as poolings of interests: Associated Network Solutions, Inc. ("ANSI"), American Telephone Wiring Company ("ATW"), CCI Direct Connect, Inc. ("CCI"), and Midwest Communications Technologies, Inc. ("MCT"). The aggregated historical results of operations and financial position of ANSI, ATW, CCI, and MCT (the "Acquired Companies") have met the materiality threshold of the Company's consolidated financial statements during 1999 and all prior period amounts have therefore been restated to reflect the results of operations and financial position for each of the four business combinations.

         The Company issued an aggregate of 468 shares of its common stock in exchange for all of the outstanding shares of the Acquired Companies. The following table reports aggregated revenue and aggregated net income of the Acquired Companies for the periods preceding the acquisition dates:

                     1996         1997           1998
                     ----         ----           ----
Revenue            $12,795       $14,255       $19,455
Net income             419           497         1,489


Three of the four Acquired Companies were Subchapter S Corporations. As such, the earnings of these three companies were not subject to US Corporation income taxes. Pro Forma tax information is not presented because it is not material.